Exhibit 99.1

Contact: Tracy McLauchlin, CFO
Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES REPORTS

FISCAL 2016 FIRST QUARTER

HOUSTON — February 8, 2016 — Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC) today announced financial results for the quarter ended December 31, 2015.

FIRST QUARTER 2016 FINANCIAL HIGHLIGHTS

•	Net income of $5.8 million for the first quarter of fiscal 2016 (including a non-recurring acquisition-related tax benefit of $1.3 million), compared to net income of $3.3 million for the first quarter of fiscal 2015

•	Net income of $0.27 per share in the first quarter of fiscal 2016 (including $0.06 per share due to the non-recurring tax benefit), compared to $0.15 per share for the first quarter of fiscal 2015

•	Revenue of $150.8 million for the first quarter of fiscal 2016, an increase of 10.6% compared with the first quarter of fiscal 2015

•	Backlog of approximately $289 million as of December 31, 2015, compared to approximately $270 million as of September 30, 2015, and approximately $262 million as of December 31, 2014

MANAGEMENT COMMENTARY

Robert Lewey, President, stated, “We are pleased to report another quarter of strong results, driven primarily by improvements in our operating businesses. Our two recently completed acquisitions are performing well and are expected to contribute to our bottom line in future quarters. Revenue growth this quarter was led by our Communications segment, where sales grew by 28% compared with the first quarter of fiscal 2015. Additionally, our improved consolidated margins benefitted from strong project execution by our operating business units.”

Tracy McLauchlin, Chief Financial Officer, added, “During the first quarter of fiscal 2016, the strength of our balance sheet and operating cash flow enabled us to close two acquisitions and reinvest in our businesses. We believe our strong cash generation gives us the flexibility to continue our acquisition strategy while maintaining a strong balance sheet.”

STOCK BUYBACK PLAN

The Company’s Board of Directors has authorized and previously announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time. The Company had 1,010,152 shares remaining under its stock repurchase authorization at December 31, 2015. During the quarter ended December 31, 2015, the Company repurchased 7,692 shares at an average price of $7.23 per share.

NET OPERATING LOSS CARRYFORWARDS

The Company estimates that it has available net operating loss carryforwards for U.S. federal income tax purposes of approximately $439 million at September 30, 2015, including approximately $142 million resulting from the additional amortization of personal goodwill. The Company’s common stock is subject to a Rights Plan dated January 28, 2013 intended to assist in limiting the number of 5% or more owners, and thus reduce the risk of a possible “change of ownership” under Section 382 of the Internal Revenue Code. Any such “change of ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee, however, that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2015 and quarterly report on Form 10-Q for the period ended December 31, 2015, to be filed with the Securities and Exchange Commission by February 8, 2016, and any amendments thereto.

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our over 3,100 employees serve clients in the United States and abroad. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects., as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2015. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,
	2015	2014
Revenues	$150.8	$136.3
Cost of services	123.1	113.6

Gross profit	27.6	22.7
Selling, general and administrative expenses	22.5	18.7

Income from operations	5.1	4.0
Interest expense, net	0.3	0.3
Other expense (income), net	—	—
Provision for income taxes	(0.9)	0.3

Net income from continuing operations	5.8	3.4
Net income (loss) from discontinued operations	0.0	(0.2)

Net income	$5.8	$3.3

Income (loss) per share:
Continuing operations	$0.27	$0.16
Discontinued operations	$—	$(0.01)

Basic	$0.27	$0.15

Diluted income (loss) per share:
Continuing operations	$0.27	$0.16
Discontinued operations	$—	$(0.01)

Diluted	$0.27	$0.15

Shares used in the computation of income (loss) per share:
Basic (in thousands)	21,270	21,735
Diluted (in thousands)	21,347	21,780

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	December 31, 2015	September 30, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46.3	$49.4
Accounts receivable:
Trade, net of allowance of $0.9 and $0.8, respectively	87.5	93.0
Retainage	16.7	17.5
Inventories	13.4	14.0
Costs and estimated earnings in excess of billings on uncompleted contracts	8.1	12.3
Prepaid expenses and other current assets	6.5	3.0

Total current assets	178.5	189.0

Property and equipment, net	12.7	11.7
Goodwill	19.4	17.2
Intangible assets	7.9	4.7
Other non-current assets	4.5	4.0

Total assets	$223.1	$226.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$—	$—
Accounts payable and accrued expenses	74.5	82.9
Billings in excess of costs and estimated earnings on uncompleted contracts	24.1	25.2

Total current liabilities	98.6	108.1

Long-term debt, net of current maturities	10.2	10.2
Other non-current liabilities	6.9	7.0

Total liabilities	115.7	125.3

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 22,049,529 and 22,049,529 shares issued and 21,461,242 and 21,475,741 outstanding, respectively	0.2	0.2
Treasury stock, at cost, 588,287 and 573,788 shares, respectively	(4.5)	(4.4)
Additional paid-in capital	193.9	193.6
Retained deficit	(82.2)	(88.0)

Total stockholders’ equity	107.4	101.4

Total liabilities and stockholders’ equity	$223.1	$226.7

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5.8	$3.3
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	0.1	0.0
Amortization of deferred financing cost	0.1	0.1
Depreciation and amortization	0.8	0.6
Non-cash compensation	0.2	0.1
Changes in operating assets and liabilities
Accounts receivable	7.8	3.2
Inventories	2.1	3.2
Costs and estimated earnings in excess of billings	4.2	(1.2)
Prepaid expenses and other current assets	(2.7)	(3.4)
Other non-current assets	(0.1)	(0.1)
Accounts payable and accrued expenses	(11.2)	(3.7)
Billings in excess of costs and estimated earnings	(1.1)	(2.2)
Other non-current liabilities	(1.3)	0.1

Net cash provided by operating activities	4.9	0.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(0.4)	(0.7)
Consideration for acquisitions, net of cash acquired	(7.5)	—

Net cash used in investing activities	(7.9)	(0.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(0.1)	(0.1)

Net cash used in financing activities	(0.1)	(0.1)

NET INCREASE (DECREASE) IN CASH EQUIVALENTS	(3.0)	(0.7)
CASH AND CASH EQUIVALENTS, beginning of period	49.4	47.3

CASH AND CASH EQUIVALENTS, end of period	$46.3	$46.7

INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

SUMMARY OF OPERATING SEGMENT STATEMENTS OF OPERATIONS

(DOLLARS IN MILLIONS)

(UNAUDITED)

	Three Months Ended December 31,
	2015	2014

Revenue
Communications	$40.8	$31.8
Residential	52.1	48.6
Commercial & Industrial	45.3	43.8
Infrastructure Solutions	12.6	12.2

Total Revenue	$150.8	$136.3

Operating Income
Communications	$3.4	$1.6
Residential	3.0	1.9
Commercial & Industrial	1.2	1.7
Infrastructure Solutions	0.2	0.9
Corporate	(2.7)	(2.1)

Total Operating Income	$5.1	$4.0